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                                                       File Under Rule 424(B)(3)
                                                              File No. 333-01623



SUPPLEMENT NO. 31 TO PROSPECTUS DATED MARCH 15, 1996

(AS SUPPLEMENTED MARCH 15, 1996)


                             PACCAR FINANCIAL CORP.

                           MEDIUM-TERM NOTES, SERIES H

                DUE FROM 9 MONTHS TO 10 YEARS FROM DATE OF ISSUE

         INTEREST PAYABLE EACH MARCH 15 AND SEPTEMBER 15 AND AT MATURITY

                                                                 INTEREST RATE
RANGE OF MATURITIES                                                PER ANNUM
-------------------                                                ---------

More than  32  months to  36  months..................               6.19%

More than  36  months to  42  months..................               6.25%

More than  42  months to  47  months..................               6.36%

More than  47  months to  50  months..................               6.40%



Dated:  October 21, 1997

Form of Note (check one):  Book Entry     [X]

                           Certificated   [ ]

In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.